UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2007
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
1311
(Primary Standard Industrial
Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principle executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2007, we executed a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with thirteen accredited investors including institutional investors and high net worth individuals (the “Purchasers”) for the sale of a series of 8% Senior Secured Convertible Promissory Notes (the “Convertible Notes”) and three (3) year warrants to purchase an aggregate of 1,928,575 shares of our common stock at an exercise price of $1.50 per share (the “Warrants”) for total gross proceeds to us of $8,100,000 (the “Offering”).

We completed the transaction and received funding on November 13, 2007.  Upon closing, we issued the Convertible Notes and the Warrants.  As part of the transaction, we executed a Pledge and Security Agreement and a Registration Rights Agreement (as further described below).  At closing, we paid Scarsdale Equities, LLC a placement agent fee equal to $461,500.

The Convertible Note

The Convertible Notes will mature three years from the date of issuance and will accrue interest payable quarterly in arrears in cash or common stock (priced using the closing price of the last trading day of the quarter), at our option (subject to certain equity conditions), at the rate of eight percent (8%) per annum if paid in cash, or eight and one-half percent (8.5%) if paid in common stock of the Company.  At the option of the Purchasers, the Convertible Notes are convertible into shares of our common stock at a price per share of $1.05 at any time and from time to time after the original issue date.  During the term of the Convertible Notes, we are subject to a debt incurrence test under which the total debt of the Company, inclusive of the Convertible Notes shall not exceed 50% of the PV-10 value of our total Proved Reserves plus the fair market value of the leases and pipeline assets associated with the Barnett Shale Project.

Collateral

The Convertible Note is collateralized by a security interest in five percent (5%) of the membership interest of our wholly owned subsidiary, Exploration Holding Co., LLC (“Exploration Holding”), which owns one-hundred percent (100%) of Barnett Petrosearch, LLC (“Barnett Petrosearch”).  Barnett Petrosearch is our subsidiary which owns a 5.54% interest in DDJET, Limited, LLP, and participates in the Barnett Shale Project (as disclosed in our Form 8-K filing with the Securities and Exchange Commission (the “Commission”) on December 20, 2006).  We executed a Pledge and Security Agreement covering the collateral.   The collateral interest shall stay in place until all required conditions contained in the Convertible Notes have been met, including, but not limited to (i) our common stock trades above $1.50 for a period of 10 consecutive trading days, (ii) the Purchasers have the ability to convert the Convertible Notes and (iii) the sooner of (A) three (3) months after the effective date of the Registration Statement or (B) twelve (12) months from the original issue date has passed.  The collateral for the Convertible Notes may be proportionately reduced under certain circumstances.

Redemption of the Convertible Note at the Option of the Company

We may elect to redeem part or all of the outstanding Convertible Notes on or after twelve (12) months from the original issue date.

Warrants

Upon closing, we issued the Purchasers three (3) year warrants to purchase an aggregate of 1,928,575 shares of our common stock with an exercise price of $1.50 per share (the “Warrants”).  The Warrants are immediately exercisable.

Registration Requirements

Under the terms of the Purchase Agreement and the Registration Rights Agreement, we are obligated to file a registration statement on or before February 1, 2008 (the “Registration Statement”) to register the shares of common stock underlying the Convertible Notes (the “Note Shares”), the number of shares of common stock that could be paid as interest during the term of the Convertible Notes (the “Interest Shares”) and the shares of common stock underlying the Warrants.  We will use our best efforts to have the Registration Statement declared effective by the Commission within 150 days.

Liquidated Damages

If we fail to timely file the required Registration Statement, or if the Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for the resale of the Registrable Securities, then the Purchasers will be entitled to liquidated damages in an amount  equal to 0.25% of the product of $1.00 per share times the number of shares held by the Purchasers (as set forth and limited by the Registration Rights Agreement) per 30-day period for the first sixty (60) days, with such payment amount increasing by an additional 0.25% of the product of $1.00 times the number of shares held by the Purchasers per 30-day period for each subsequent sixty (60) days, up to a maximum of 1.00% of the product of $1.00 times the number of shares of common stock held by the Purchasers per 30-day period (the “Liquidated Damages Amount”).

In no event shall theaggregate amount of the Liquidated Damages Amount payable to the Purchasers exceed $750,000.   Further, to the extent any portion of the Liquidated Damages Amount is deemed by the Commission or the then published statements of the Fair Accounting Standards Board provides that (A) the Liquidated Damages Amount payment obligation shall be accounted for as a derivative instrument rather than a contingent payment obligation under generally accepted accounting principles and the rules and regulations of the Commission or (B) any of the Registrable Securities (whether or not deemed to include the Liquidated Damages Amount payment obligation) must be accounted for as interests other than equity interests under generally accepted accounting principles and the rules and regulations of the Commission, then that portion of the Liquidated Damages Amount so deemed or provided that has not yet been paid shall no longer be due and payable by the Company.

Price Protection

If we raise capital any time during the six (6) months following the closing of the transaction with an equity price less than $1.05, the Purchasers will have the option to: (i) participate in an amount up to the amount invested in this Offering; (ii) demand that the Company redeem 100% of the par value of the then outstanding balance plus any accrued unpaid interest; or (iii) choose to take no action.

Use of Proceeds

Proceeds from this transaction will be used for general working capital including the development of our interest in the Barnett Shale project.

A copy of the press release relating to this transaction is attached hereto as Exhibit 99.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

On November 9, 2007, we issued a series of $8,100,000 8% Senior Secured Convertible Promissory Notes to the Purchasers with three (3) year warrants to purchase an aggregate of  1,928,575 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000.  At the option of the Purchasers, the Convertible Notes will be convertible into shares of our common stock at a price per share of $1.05 at any time and from time to time after the original issuance date. The Convertible Notes will mature three years from the date of issuance and will accrue interest payable quarterly in arrears at the rate of eight percent (8%) per annum if paid in cash, or eight and one-half percent (8.5%) if paid in common stock of the Company, payable at our option (subject to certain equity conditions) in cash or common stock (priced using the closing price of the last trading day of the quarter).  During the term of the Convertible Notes, we are subject to a debt incurrence test under which the total debt of the Company, inclusive of the Convertible Notes shall not exceed 50% of the PV-10 value of the our total Proved Reserves plus the fair market value of the leases and pipeline assets associated with the Barnett Shale Project.

Collateral

The Convertible Note is collateralized by a security interest in five percent (5%) of the membership interests of Exploration Holding, our wholly owned subsidiary, which owns one-hundred percent (100%) of Barnett Petrosearch.  Barnett Petrosearch is our subsidiary which owns a 5.54% interest in DDJET, Limited, LLP, and participates in the Barnett Shale Project. We executed a Pledge and Security Agreement covering the collateral.   The collateral interest shall stay in place until all required conditions contained in the Convertible Note have been met, including, but not limited to (i) our common stock trades above $1.50 for a period of 10 consecutive trading days, (ii) the Purchasers have the ability to convert the Convertible Notes and (iii) the sooner of (A) three (3) months after the effective date of the Registration Statement or (B) twelve (12) months from the original issue date has passed.  The collateral for the Convertible Notes may be proportionately reduced under certain circumstances.

ITEM 8.01	OTHER EVENTS

We issued a Press Release relating to our making a presentation at the Houston Energy Financial Forum in Houston, Texas on Wednesday, November 14, 2007.  The Press Release stated that a copy of our presentation materials for the forum will be available the day of the conference on our website at www.Petrosearch.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

10.1	Note and Warrant Purchase Agreement dated November 9, 2007
10.2	8% Senior Secured Convertible Note dated November 9, 2007 (Form of)
10.3	Pledge and Security Agreement dated November 9, 2007
10.4	Registration Rights Agreement dated November 9, 2007
10.5	Warrant Agreement dated November 9, 2007 (Form of)
99.1	Press release dated November 13, 2007
99.2	Press release dated November 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: November 13, 2007
By: /s/ Richard D. Dole
Richard D. Dole
Chief Executive Officer and President